Exhibit 10.1

STOCK EXCHANGE AGREEMENT

THIS STOCK EXCHANGE AGREEMENT (the “Agreement”) is made and entered into effective January 13, 2006, by and among DYNECO CORPORATION, a Minnesota corporation (“DynEco”), DYNAMIC LEISURE GROUP, INC., a Florida corporation (“Dynamic”), and the shareholders of Dynamic listed on the signature page and Exhibit A hereto, constituting all of the shareholders of Dynamic (collectively, the “Shareholders”).

RECITALS:

A.           The Shareholders own all of the issued and outstanding capital stock of Dynamic, consisting of 5,910,000 shares of common stock, no par value per share (the “Dynamic Shares”).

B.            DynEco desires to acquire the Dynamic Shares from the Shareholders in exchange for 197,000 shares of Series A preferred stock, $.01 par value per share, of DynEco (the “DynEco Shares”) to be issued to the Shareholders in the amounts set forth on Exhibit A.

C.            The Shareholders desire to exchange their Dynamic Shares for the DynEco Shares upon the terms and conditions set forth herein.

D.           It is the intention of the parties hereto that: (i) DynEco shall acquire the Dynamic Shares solely for the consideration set forth below (the “Exchange”); (ii) the Exchange shall qualify as a transaction exempt from registration or qualification under the Securities Act of 1933, as amended (the “Securities Act”), and (iii) the Exchange shall qualify as a “tax-free” transaction within the meaning of Section 368 of the Internal Revenue Code of 1986.

NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties contained in this Agreement, the parties hereto agree as follows:

SECTION 1. EXCHANGE OF SHARES AND OTHER TRANSACTIONS

1.1          Exchange of Shares. At the Closing (as hereinafter defined), the Shareholders shall tender the Dynamic Shares to DynEco, free and clear of all liens, charges, encumbrances and security interests and DynEco shall issue the DynEco Shares to the Shareholders, pro-rata, in exchange therefor.

1.2          Delivery of Dynamic Shares and Investment Letters. At the Closing date, the Shareholders shall deliver to DynEco (a) certificates representing all of the Dynamic Shares, duly endorsed for transfer (or with executed stock powers) so as to convey good and marketable title to the Dynamic Shares to DynEco, and, (b) Investment Letters in the Form attached hereto as Exhibit B each; an “Investment Letter” and, collectively, the “Investment Letters”) and thereupon, DynEco will deliver certificates evidencing the DynEco Shares to the Shareholders in the amounts set forth on Exhibit A. The DynEco Shares shall not be registered under the Securities Act of 1933, as amended (the “Securities Act”). The designations, rights, powers, preferences and limitations of the DynEco Shares shall be as set forth on Exhibit C.

1.3	Dynamic Convertible Securities. At the Closing:

(a)           Each common stock purchase warrant to purchase shares of Dynamic common stock outstanding on the Closing Date shall cease to represent the right to purchase Dynamic common stock and shall thereafter represent the right to purchase shares of DynEco stock in the same proportion as the Shareholders exchange their Dynamic Shares hereunder, subject to adjustment to reflect any reverse stock split or other change in the capital structure of DynEco..

(b)           Each option to purchase shares of Dynamic common stock outstanding on the Closing Date shall cease to represent the right to purchase Dynamic common stock and shall thereafter represent the right to purchase shares of DynEco stock in the same proportion as the Shareholders exchange their Dynamic Shares hereunder, subject to adjustment to reflect any reverse stock split or other change in the capital structure of DynEco..

(c)           Each Dynamic convertible promissory note convertible into shares of Dynamic common stock outstanding on the Closing Date shall cease to represent the right to convert into Dynamic common stock and shall thereafter be convertible into DynEco stock in the same proportion as the Shareholders exchange their Dynamic Shares hereunder, subject to adjustment to reflect any reverse stock split or other change in the capital structure of DynEco..

SECTION 2. REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS

Each of the Shareholders severally represents and warrants to DynEco as follows:

2.1          Information in Investment Letter. The representations and warranties of the Shareholder contained in the Investment Letter to be delivered by the Shareholder at

Closing is true, complete and accurate.

2.2          Ownership of Dynamic Shares and Authorization of Agreement. The Shareholder is the sole record and beneficial owner of the Dynamic Shares attributable to the Shareholder on Exhibit A and which are being tendered by the Shareholder in the Exchange, and are owned by the Shareholder free and clear of all rights, claims, liens and encumbrances, and have not been sold, pledged, assigned or otherwise transferred except pursuant to this Agreement. Except as set forth on Exhibit E, there are no outstanding subscriptions, rights, options, warrants or other agreements obligating the Shareholder to sell or transfer to any third person any of the Dynamic Shares owned by the Shareholder, or any interest therein. The Shareholder has the power to enter into this Agreement and to carry out his obligations hereunder. This Agreement has been duly executed by the Shareholder and constitutes the valid and binding obligation of the Shareholder, enforceable against the Shareholder in accordance with its terms.

SECTION 3. REPRESENTATIONS AND WARRANTIES OF DYNAMIC

Dynamic, to the best of its knowledge, hereby represents and warrants to DynEco as follows, with any exceptions thereto being denoted on the applicable schedule to this Agreement:

3.1          Organization and Good Standing. Dynamic is a corporation, duly organized, validly existing and in good standing under the laws of the State of Florida, and is entitled to own or lease its properties and to carry on its business as and in the places where such properties are now owned, leased or operated and such business is now conducted. Dynamic is qualified to do business as a foreign corporation in each jurisdiction, if any, in which its property or business requires such qualification, except where the failure to so qualify would not have a Dynamic Material Adverse Effect (as hereinafter defined). To the extent that Dynamic has one or more subsidiary corporations, the representations and warranties set forth in this Section shall be true and correct as to each of such subsidiaries such that the inaccuracy of any such representation or warranty does not have a Dynamic Material Adverse Effect.

3.2          Authorization; Enforceability; No Breach. Dynamic has all necessary corporate power and authority to execute this Agreement and perform its obligations hereunder. This Agreement constitutes the valid and binding obligation of Dynamic enforceable against Dynamic in accordance with its terms, except as may be limited by bankruptcy, moratorium, insolvency or other similar laws generally affecting the enforcement of creditors’ rights. The execution, delivery and performance of this Agreement by Dynamic and the consummation of the transactions contemplated hereby will not:

(a)	violate any provision of the Articles of Incorporation or By-Laws of Dynamic;

(b)           violate, conflict with or result in the breach of any of the terms of, result in a material modification of, otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both constitute) a default under, any contract or other agreement to which Dynamic is a party or by or to which it or any of its assets or properties may be bound or subject;

(c)           violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon, Dynamic, or upon the properties or business of Dynamic; or

(d)           violate any statute, law or regulation of any jurisdiction applicable to the transactions contemplated herein which could have a Material Adverse Effect (as hereinafter defined) on the business or operations of Dynamic.

3.3          Compliance with Laws. Dynamic have each complied with all federal, state, county and local laws, ordinances, regulations, inspections, orders, judgments, injunctions, awards or decrees applicable to it or its business which, if not complied with, would materially and adversely affect the business or financial condition of Dynamic .

3.4          Consents and Approvals. No filing with, and no permit, authorization, consent, or approval of, any public body or authority or any third party is necessary for the consummation by Dynamic of the transactions contemplated by this Agreement.

3.5          Litigation. There is no action, suit or proceeding pending or threatened, or any investigation, at law or in equity, before any arbitrator, court or other governmental authority, pending or threatened, nor any judgment, decree, injunction, award or order outstanding, against or in any manner involving Dynamic or any of Dynamic's properties or rights which (a) could reasonably be expected to have a material adverse effect on Dynamic, taken as a whole, or (b) could reasonably be expected to materially and adversely affect consummation of any of the transactions contemplated by this Agreement (collectively, a “Dynamic Material Adverse Effect” or a “Material Adverse Effect on Dynamic”).

3.6          Brokers or Finders. No broker’s or finder’s fee is or will become payable by Dynamic in connection with the transactions contemplated by this Agreement, nor will any such fee be incurred as a result of any actions by Dynamic, except to the extent provided for in a Modification and Waiver Agreement being entered into by DynEco contemporaneous with the Closing (the “Modification Agreement”), relating to the debt restructuring described in Sections 7.1(g) and 7.2(h) of this Agreement.

3.7          Real Estate. Dynamic neither owns real property nor is a party to any leasehold agreement, other than the lease for its executive offices in Tampa, Florida.

3.8          Assets. Except to the extent set forth in the Dynamic Financial Statements, Dynamic owns all rights, title and interest in and to its assets, free and clear of all liens, pledges, mortgages, security interests, conditional sales contracts or any other encumbrances.

3.9          Financial Statements. The consolidated unaudited balance sheets of Dynamic at December 31, 2005 (the “Dynamic Financial Statements”) fairly present in all material respects the financial position of Dynamic as of the respective dates thereof, and the other related statements included therein fairly present in all material respects the results of operations, changes in shareholders’ equity and cash flows of Dynamic for the respective periods or as of the respective dates set forth therein,. The Dynamic Financial Statements are a compilation of internal accounting software reports that have not been generated or reviewed by a certified public accountant and have not been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) applied on a basis consistent throughout all periods presented. However, to the best of Dynamic’s knowledge, the Dynamic Financial Statements present fairly in all material respects the financial position of Dynamic as of the date and for the periods indicated.

Dynamic hereby represents and warrants to DynEco that it has no reason to believe that the Dynamic Financial Statements cannot be audited and prepared in accordance with GAAP and SEC requirements, including the instructions to Form 8-K. Dynamic further represents and warrants that it has no reason to believe that it will not have the necessary financial statements and disclosure for inclusion in all required Securities Exchange Act of 1934 (the “Exchange Act”) reports when due following the Closing as the accounting survivor as a result of the transactions contemplated hereby.

3.10        Absence of Changes; No Undisclosed Liabilities. Since December 31, 2005, Dynamic has not incurred any liability material to Dynamic on a consolidated basis, except in the ordinary course of its business, consistent with past practices; suffered a change, or any event involving a prospective change, in the business, assets, financial condition, or results of operations of Dynamic which has had, or is reasonably likely to have, individually or in the aggregate, a Dynamic Material Adverse Effect (other than as a result of changes or proposed changes in federal or state regulations of general applicability or interpretations thereof, changes in generally accepted accounting principles, and changes that could, under the circumstances, reasonably have been anticipated in light of disclosures made in writing by Dynamic to DynEco pursuant hereto); or subsequent to the date hereof, conducted its business and operations other than in the ordinary course of business and consistent with past practices. Dynamic has no liabilities (and Dynamic is not aware of any basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rising to any liability which individually or is in the aggregate are reasonably likely to have a Material Adverse Effect on Dynamic ) except for (a) liabilities set forth on the face of the most recent balance sheet included in the Dynamic Financial Statements, and (b) liabilities which have arisen after the date of such balance sheet in the ordinary course of business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, tort, infringement, or violation of law), that individually or in the aggregate do not result in a Dynamic Material Adverse Effect.

3.11        Capitalization. The authorized capital stock of Dynamic consists of 10,000,000 shares of common stock of which 5,910,000 shares are presently issued and outstanding, and no shares of preferred stock. Except as set forth on Exhibit E, Dynamic has not granted, issued or agreed to grant, issue or make available any warrants, options, subscription rights or any other commitments of any character relating to the unissued shares of capital stock of Dynamic. All of the Dynamic Shares are duly authorized and validly issued, fully paid and non-assessable.

3.12        Contracts. A copy of each of the material contracts, instruments, mortgages, notes, security agreements, leases, agreements, or understandings, whether written or oral, to which Dynamic is a party that relates to or affects the assets or operations of Dynamic or to which Dynamic’s assets or operations may be bound or subject (collectively, the “Contracts”), has been provided to DynEco. Each of the Contracts is a valid and binding obligation of Dynamic and in full force and effect, except for where the failure to be in full force and effect would not, individually or in the aggregate, have a Material Adverse Effect on DynEco. For purposes of this Agreement a material contract shall be any contract or agreement involving consideration in excess of $10,000. There are no existing defaults by Dynamic thereunder or, to the knowledge of Dynamic, by any other party thereto, which defaults, individually or in the aggregate, would have a Material Adverse Effect on Dynamic.

3.13        Taxes. All required tax returns or federal, state, county, municipal, local, foreign and other taxes and assessments have been properly prepared and filed by Dynamic for all years for which such returns are due unless an extension for filing any such return has been properly prepared and filed. Any and all federal, state, county, municipal, local, foreign and other taxes, assessments, including any and all interest, penalties and additions imposed with respect to such amounts have been paid or provided for. Dynamic has not been audited by any local, state or federal tax authority.

3.14        (a)            Except to the extent that any inaccuracy of any of the following (or the circumstances giving rise to such inaccuracy), in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Dynamic: (i) Dynamic owns, or is licensed or otherwise has the legally enforceable right to use (in each case, clear of any liens or encumbrances of any kind), all Intellectual Property (as hereinafter defined) used in or necessary for the conduct of its business as currently conducted; (ii) no claims are pending or, to the knowledge of Dynamic, threatened that Dynamic is infringing on or otherwise violating the rights of any person with regard to any Intellectual Property used by, owned by, and/or licensed to Dynamic or any of its subsidiaries; (ii i) as of the date of this Agreement, to the knowledge of Dynamic, no person is infringing on or otherwise violating any right of Dynamic with respect to any Intellectual Property owned by and/or licensed to Dynamic ; and (iv) as of the date of this Agreement, Dynamic has not received any notice of any claim challenging the ownership or validity of any Intellectual Property owned by Dynamic or challenging Dynamic’s license or legally enforceable right to use any Intellectual Property licensed by it.

(b)           For purposes of this Agreement, “Intellectual Property” means trademarks (registered or unregistered), service marks, brand names, certification marks, trade dress, assumed names, trade names, and other indications of origin, the goodwill associated with the foregoing and registrations in any jurisdiction of, and applications in any jurisdiction to register, the foregoing, including any extension, modification or renewal of any such registration or application; inventions, discoveries and ideas, whether patented, patentable, or not in any jurisdiction; trade secrets and confidential information and rights in any jurisdiction to limit the use or disclosure thereof by any person; writings and other works of authorship, whether copyrighted, copyrightable, or not in any jurisdiction; registration or applications for registration of copyrights in any jurisdiction, and any renewals or extensions thereof; any similar intellectual property or proprietary rights and computer programs and software (including source code, object code, and data); licenses, immunities, covenants not to sue, and the like relating to the foregoing; and any claims or causes of action arising out of or related to any infringement or misappropriation of any of the foregoing.

3.15        Labor and Employment Matters. (a) Dynamic is and has been in compliance in all respects with all applicable laws respecting employment and employment practices, terms, and conditions of employment and wages and hours, including, such laws respecting employment discrimination, equal opportunity, affirmative action, worker’s compensation, occupational safety, and health requirements and unemployment insurance and related matters, and are not engaged in and have not engaged in any unfair labor practice; (b) no investigation or review by or before any governmental entity concerning any violations of any such applicable laws is pending nor, to the knowledge of Dynamic is any such investigation threatened or has any such investigation occurred during the last three years, and no governmental entity has provided any notice to Dynamic or otherwise asserted an intention to conduct any such investigation; (c) there is no labor strike, dispute, slowdown, or stoppage actually pending or threatened against Dynamic; (d) no union representation question or union organizational activity exists respecting the employees of Dynamic ; (e) no collective bargaining agreement exists which is binding on Dynamic ; (f) Dynamic has experienced no work stoppage or other labor difficulty; and (g) in the event of termination of the employment of any of the current officers, directors, employees, or agents of Dynamic, Dynamic shall not, pursuant to any agreement or by reason of anything done prior to the closing by Dynamic be liable to any of said officers, directors, employees, or agents for so-called “severance pay” or any other similar payments or benefits, including, without limitation, post-employment healthcare

(other than pursuant to COBRA) or insurance benefits, except to the extent that any matter in Items (a), (b), (f) and (g) could not reasonably be expected individually or in the aggregate to have a Material Adverse Effect on Dynamic .

3.16        Employee Benefit Plans. Dynamic is not a party to any written or formal employee benefit plan (including, without limitation, any “employee benefit plan” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) policy or agreement that is maintained (all of the foregoing, the “Benefit Plans”), or is or was contributed to by Dynamic or pursuant to which Dynamic or any trade or business, whether or not incorporated (an “ERISA Affiliate”), which together with Dynamic would be deemed a “single employer” within the meaning of Section 4001 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), is still potentially liable for payments, benefits, or claims.

3.17        State Anti-Takeover Statutes. The Dynamic Board of Directors has approved this Agreement and the transactions contemplated hereby and thereby such approval constitutes approval of the Agreement and other transactions contemplated hereby and thereby by the Dynamic Board of Directors as required under Florida law. To the knowledge of Dynamic, no state anti-takeover statute is applicable to the Exchange.

3.18        Absence of Certain Business Practices. Neither Dynamic nor any director, officer, employer, or agent of Dynamic, nor any person acting on their behalf, directly or indirectly has to Dynamic’s knowledge given or agree to give any gift or similar benefit to any customer, supplier, governmental employee or other person which (a) might subject Dynamic to any damage or penalty in any civil, criminal, or governmental litigation or proceeding, (b) if not given in the past, might have had a Material Adverse Effect on Dynamic, or (c) if not continued in the future, might have a Material Adverse Effect on Dynamic or which might subject Dynamic to suit or penalty in any private or governmental litigation or proceeding.

3.19        Internal Accounting Controls. Dynamic maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

3.20        Full Disclosure. No representation or warranty by Dynamic in this Agreement or in any document or schedule to be delivered by them pursuant hereto, and no written statement, certificate or instrument furnished or to be furnished to DynEco pursuant hereto or in connection with the negotiation, execution or performance of this Agreement contains, or will contain, any untrue statement of a material fact or omits, or will omit, to state any fact necessary to make any statement herein or therein not materially misleading or necessary to a complete and correct presentation of all material aspects of the businesses of Dynamic.

SECTION 4. REPRESENTATIONS AND WARRANTS OF DYNECO.

DynEco, to the best of its knowledge, hereby represents and warrants to Dynamic and the Shareholders as follows, with any exceptions thereto being denoted on the applicable schedule to this Agreement:

4.1          Organization and Good Standing. DynEco is a corporation duly organized, validly existing and in good standing under the laws of Minnesota, and is entitled to own or lease its properties and to carry on its business as and in the places where such properties are now owned, leased or operated and such business is now conducted. DynEco is qualified to do business as a foreign corporation in each jurisdiction, if any, in which its property or business requires such qualification which (a) could reasonably be expected to have a material adverse effect on DynEco, taken as a whole, or (b) could reasonably be expected to materially and adversely affect consummation of any of the transactions contemplated by this Agreement (collectively, a “DynEco Material Adverse Effect” or a “Material Adverse Effect on DynEco”). To the extent that DynEco has one or more subsidiary corporations, the representations and warranties set forth in this Section shall be true and correct as to each of such subsidiaries such that the inaccuracy of any such representation or warranty does not have a DynEco Material Adverse Effect.

4.2          Authorization; Enforceability; No Breach. DynEco has all necessary corporate power and authority to execute this Agreement and perform its obligations hereunder. This Agreement constitutes the valid and binding obligation of DynEco enforceable against DynEco in accordance with its terms, except as may be limited by bankruptcy, moratorium, insolvency or other similar laws generally affecting the enforcement of creditors’ rights. The execution, delivery and performance of this Agreement by DynEco and the consummation of the transactions contemplated hereby will not:

(a)	violate any provision of the Articles of Incorporation or By-Laws of DynEco;

(b)           violate, conflict with or result in the breach of any of the terms of, result in a material modification of, otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both constitute) a default under, any contract or other agreement to which DynEco is a party or by or to which it or any of its assets or properties may be bound or subject;

(c)           violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon, DynEco, or upon the properties or business of DynEco; or

(d)           violate any statute, law or regulation of any jurisdiction applicable to the transactions contemplated herein which could have a Material Adverse Effect on DynEco.

4.3          The DynEco Shares. The DynEco Shares to be issued to the Shareholders have been, or on or prior to the Closing will have been, duly authorized by all necessary corporate actions and, when so issued in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable and will not be issued in violation of the pre-emptive or similar rights of any person.

4.4          Compliance with Laws. DynEco has complied with all federal, state, county and local laws, ordinances, regulations, inspections, orders, judgments, injunctions, awards or decrees applicable to it or its business which, if not complied with, would result in a Material Adverse Effect on DynEco.

4.5          Consents and Approvals. No filing with, and no permit, authorization, consent or approval of, any public body or authority or any third party is necessary for the consummation by DynEco of the transactions contemplated by this Agreement.

4.6          Litigation. Other than as disclosed in the reports filed by DynEco with the Securities and Exchange Commission (“SEC”) under the Securities Exchange Act of 1934, as amended (the “SEC Reports”), there is no action, suit or proceeding pending or threatened, or any investigation, at law or in equity, before any arbitrator, court or other governmental authority, pending or threatened, nor any judgment, decree, injunction, award or order outstanding, against or in any manner involving DynEco or any of DynEco's properties or rights which could reasonably be expected to have Material Adverse Effect on DynEco.

4.7          Brokers or Finders. No broker’s or finder’s fee is or will become payable by DynEco in connection with the transaction contemplated by this Agreement, nor will any such fee be incurred as a result of any actions by DynEco, except to the extent provided for in the Modification Agreement.

4.8          Real Estate. DynEco neither owns real property nor is a party to any leasehold agreement that will survive the Closing.

4.9          Assets. Except to the extent otherwise disclosed in the SEC Reports, DynEco owns all rights, title and interest in and to its assets, free and clear of all liens, pledges, mortgages, security interests, conditional sales contracts or any other encumbrances.

4.10        Financial Statements. The most recent audited and unaudited financial statements included in the SEC Reports of DynEco (the “DynEco Financial Statements”) fairly present in all material respects the financial position of DynEco as of the respective dates thereof, and the other related statements included therein fairly present in all material respects the results of operations, changes in shareholders’ equity and cash flows of DynEco for the respective periods or as of the respective dates set forth therein, all in conformity with generally accepted accounting principles consistently applied during the periods involved, except as otherwise noted therein.

4.11        Absence of Changes; No Undisclosed Liabilities. Except as disclosed in its SEC Reports DynEco has not incurred any liability material to DynEco on a consolidated basis, except in the ordinary course of its business, consistent with past practices; suffered a change, or any event involving a prospective change, in the business, assets, financial condition, or results of operations of DynEco which has had, or is reasonably likely to have, individually or in the aggregate, a DynEco Material Adverse Effect (other than as a result of changes or proposed changes in federal or state regulations of general applicability or interpretations thereof, changes in generally accepted accounting principles, and changes that could, under the circumstances, reasonably have been anticipated in light of disclosures made in writing by DynEco to Dynamic pursuant hereto); or subsequent to the date hereof, conducted its business and operations other than in the ordinary course of business and consistent with past practices. DynEco has no liability (and DynEco is not aware of any basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rising to any liability which individually or is in the aggregate are reasonably likely to have a Material Adverse Effect on DynEco) except for (a) liabilities set forth on the face of the most recent balance sheet included in the DynEco Financial Statements, and (b) liabilities which have arisen after the date of such balance sheet in the ordinary course of business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, tort, infringement, or violation of law). Exhibit D sets forth all liabilities and incurred expenses of DynEco as of the date of this Agreement.

4.12        Capitalization. The authorized capital stock of DynEco consists of 80,000,000 shares of common stock, $.01 par value per share, of which 34,738,533 shares are presently issued and outstanding, and 20,000,000 shares of preferred stock, $.01 par value per share, no shares of which have been issued or designated other than the Series A DynEco Shares. DynEco has not granted, issued or agreed to grant, issue or make available any warrants, options, subscription rights or any other commitments of any character relating to the unissued shares of capital stock of DynEco except as set forth in the SEC Reports and the Modification Agreement. All of the DynEco Shares are duly authorized and validly issued, fully paid and non-assessable.

4.13        Contracts. A copy of each of the material contracts, instruments, mortgages, notes, security agreements, leases, agreements, or understandings, whether written or oral, to which DynEco is a party that relates to or affects the assets or operations of DynEco or to which DynEco’s assets or operations may be bound or subject (collectively, the “Contracts”), has been provided to Dynamic. Each of the Contracts is a valid and binding obligation of DynEco and in full force and effect, except for where the failure to be in full force and effect would not, individually or in the aggregate, have a DynEco Material Adverse Effect. For purposes of this Agreement a material contract shall be any contract or agreement involving consideration in excess of $10,000. Except as disclosed in the SEC Reports, there are no existing defaults by DynEco thereunder or, to the knowledge of DynEco, by any other party thereto, which defaults, individually or in the aggregate, would have a Material Adverse Effect on DynEco

4.14        Taxes. All required tax returns or federal, state, county, municipal, local, foreign and other taxes and assessments have been properly prepared and filed by DynEco for all years for which such returns are due unless an extension for filing any such return has been properly prepared and filed. Any and all federal, state, county, municipal, local, foreign and other taxes, assessments, including any and all interest, penalties and additions imposed with respect to such amounts have been paid or provided for. DynEco has never been audited by any local, state or federal tax authority.

4.15        (a)          Except as may be disclosed in its SEC Reports and to the extent that any inaccuracy of any of the following (or the circumstances giving rise to such inaccuracy), in the aggregate, would not reasonably be expected to have a Material Adverse Effect on DynEco: (i) DynEco owns, or is licensed or otherwise has the legally enforceable right to use (in each case, clear of any liens or encumbrances of any kind), all Intellectual Property (as hereinafter defined) used in or necessary for the conduct of its business as currently conducted; (ii) no claims are pending or, to the knowledge of DynEco, threatened that Dynamic is infringing on or otherwise violating the rights of any person with regard to any Intellectual Property used by, owned by, and/or licensed to DynEco or any of its subsidiaries; (iii) as of the date of this Agreement, to the knowledge of DynEco, no person is infringing on or otherwise violating any right of DynEco with respect to any Intellectual Property owned by and/or licensed to DynEco; and (iv) as of the date of this Agreement, neither DynEco nor any of its subsidiaries have received any notice of any claim challenging the ownership or validity of any Intellectual Property owned by DynEco or challenging DynEco’s license or legally enforceable right to use any Intellectual Property licensed by it.

(b)           For purposes of this Agreement, “Intellectual Property” means trademarks (registered or unregistered), service marks, brand names, certification marks, trade dress, assumed names, trade names, and other indications of origin, the goodwill associated with the foregoing and registrations in any jurisdiction of, and applications in any jurisdiction to register, the foregoing, including any extension, modification or renewal of any such registration or application; inventions, discoveries and ideas, whether patented, patentable, or not in any jurisdiction; trade secrets and confidential information and rights in any jurisdiction to limit the use or disclosure thereof by any person; writings and other works of authorship, whether copyrighted, copyrightable, or not in any jurisdiction; registration or applications for registration of copyrights in any jurisdiction, and any renewals or extensions thereof; any similar intellectual property or proprietary rights and computer programs and software (including source code, object code, and data); licenses, immunities, covenants not to sue, and the like relating to the foregoing; and any claims or causes of action arising out of or related to any infringement or misappropriation of any of the foregoing.

4.16        Labor and Employment Matters. (a) DynEco is and has been in compliance in all respects with all applicable laws respecting employment and employment practices, terms, and conditions of employment and wages and hours, including, such laws respecting employment discrimination, equal opportunity, affirmative action, worker’s compensation, occupational safety, and health requirements and unemployment insurance and related matters, and are not engaged in and have not engaged in any unfair labor practice; (b) no investigation or review by or before any governmental entity concerning any violations of any such applicable laws is pending nor, to the knowledge of DynEco is any such investigation threatened or has any such investigation occurred during the last three years, and no governmental entity has provided any notice to DynEco or otherwise asserted an intention to conduct any such investigation; (c) there is no labor strike, dispute, slowdown, or stoppage actually pending or threatened against DynEco; (d) no union representation question or union organizational activity exists respecting the employees of DynEco; (e) no collective bargaining agreement exists which is binding on DynEco; (f) DynEco has experienced no work stoppage or other labor difficulty; and (g) in the event of termination of the employment of any of the current officers, directors, employees, or agents of DynEco, DynEco shall not, pursuant to any agreement or by reason of anything done prior to the closing by DynEco be liable to any of said officers, directors, employees, or agents for so-called “severance pay” or any other similar payments or benefits, including, without limitation, post-employment healthcare (other than pursuant to COBRA) or insurance benefits, except to the extent that any matter in Items (a), (b), (f) and (g) could reasonably be expected individually or in the aggregate to have a Material Adverse Effect on DynEco.

4.17        Employee Benefit Plans. Except as may be disclosed in its public filings with the SEC, DynEco is not a party to any written or formal employee benefit plan (including, without limitation, any “employee benefit plan” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) policy or agreement that is maintained (all of the foregoing, the “Benefit Plans”), or is or was contributed to by DynEco or pursuant to which DynEco or any trade or business, whether or not incorporated (an “ERISA Affiliate”), which together with Dynamic would be deemed a “single employer” within the meaning of Section 4001 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), is still potentially liable for payments, benefits, or claims.

4.18        State Anti-Takeover Statutes. The DynEco Board of Directors has approved this Agreement and the transactions contemplated hereby, and thereby such approval constitutes approval of the Agreement and other transactions contemplated hereby and thereby by the DynEco Board of Directors as required under Florida law. To the knowledge of DynEco, no state anti-takeover statute is applicable to the Exchange.

4.19        Absence of Certain Business Practices. Neither DynEco nor any director, officer, employer, or agent of the foregoing, nor any person acting on its behalf, directly or indirectly has to DynEco’s knowledge given or agree to give any gift or similar benefit to any customer, supplier, governmental employee or other person which (a) might subject Dynamic to any damage or penalty in any civil, criminal, or governmental litigation or proceeding, (b) if not given in the past, might have had a Material Adverse Effect on DynEco, or (c) if not continued in the future, might have a Material Adverse Effect on DynEco or which might subject DynEco to suit or penalty in any private or governmental litigation or proceeding.

4.20        Internal Accounting Controls. DynEco maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

4.21        SEC Reports. DynEco has filed all reports required to be filed by it under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof. Such reports comply in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder, and none of such reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of DynEco included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing.

4.22        Full Disclosure. No representation or warranty by DynEco in this Agreement or in any document or schedule to be delivered by them pursuant hereto, and no written statement, certificate or instrument furnished or to be furnished to Dynamic pursuant hereto or in connection with the negotiation, execution or performance of this Agreement contains, or will contain, any untrue statement of a material fact or omits, or will omit, to state any fact necessary to make any statement herein or therein not materially misleading or necessary to a complete and correct presentation of all material aspects of the businesses of DynEco.

SECTION 5. COVENANTS

5.1.         Examinations and Investigations. Prior to the Closing, the parties acknowledge that they have been entitled, through their employees and representatives, to make such investigation and verification of the assets, properties, business and operations, books, records and financial condition of the other, including communications with suppliers, vendors and customers, as they each may reasonably require. No investigation by a party hereto shall, however, diminish or waive in any way any of the representations, warranties, covenants or agreements of the other party under this Agreement. Consummation of this Agreement shall be subject to the fulfillment of due diligence procedures to the reasonable satisfaction of each of the parties hereto and its counsel.

5.2.         Expenses. Each party hereto agrees to pay its own costs and expenses incurred in negotiating this Agreement and consummating the transactions described herein, except that from the date hereof and continuing to the Closing, Dynamic shall advance such amounts as may be necessary in order to enable DynEco to pay its expenses as a public corporation, including but not limited to transfer agent fees, SEC EDGAR filing fees, financial printer fees and legal and accounting fees and expenses.

5.3.         Further Assurances. The parties shall execute such documents and other papers and take such further action as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby. Each such party shall use its best efforts to fulfill or obtain in the fulfillment of the conditions to the Closing, including, without limitation, the execution and delivery of any documents or other papers, the execution and delivery of which are necessary or appropriate to the Closing.

5.4.         Confidentiality. In the event the transactions contemplated by this Agreement are not consummated, each of the parties hereto agree to keep confidential any information disclosed to each other in connection therewith; provided, however, such obligation shall not apply to information which:

(a)	at the time of disclosure was public knowledge;

(b)           after the time of disclosure becomes public knowledge (except due to the action of the receiving party); or

(c)	the receiving party had within its possession at the time of disclosure.

5.5.         Post Closing Covenants. Following the Closing, DynEco, through action of its newly constituted officers and directors, agrees to:

(a)           Prepare and file, within four business days’ following execution of this Agreement, and within four business days’ following consummation of the Exchange, a Form 8-K under the Exchange Act, containing such information as is required to be filed thereunder;

(b)	Remain current in its other reporting obligations under the Exchange Act;

(c)           File Post-Effective Amendments to its registration statements on Form SB-2 (SEC File Nos. 333-112585 and 333-124283), as same may have been supplemented from time to time, to disclose required information about this Agreement, the Exchange and the transactions contemplated hereby and thereby;

(d)           Promptly respond to comments from the SEC Staff relating to DynEco’s registration statements and otherwise use its commercially reasonable best efforts to cause such Post-Effective Amendments to become effective at the earliest practicable dates;

(e)           Honor the obligations of DynEco under its existing agreements, as same may be amended from time to time,

(f)            Take such action as is reasonably necessary in order to cause the release of any security interest in any assets of DynEco to be released;

(g)           Continue to engage the services as Leonard Sculler as a director of DynEco for a period of at least one year following the Closing Date;

(h)           Dynamic shall deliver to DynEco, audited financial statements for each of the two years ended December 31, 2005 and 2004 (or such shorter period as Dynamic and its predecessor(s) have been in existence), all prepared in accordance with the Securities Exchange Act of 1934, as amended (the “Exchange Act”), Securities and Exchange Commission (“SEC”) rules and regulations thereunder, including the requirements of Form 8-K, so as to permit such financial statements to be timely filed with the SEC; and

(i)            Convene a special meeting of its shareholders to, among other things, (i) authorize an increase in the number of authorized shares of common stock to at least 300,000,000, (ii) approve a “reverse split” of DynEco’s issued and outstanding common stock at the rate of 30:1, and (iii) reincorporate DynEco to the State of Florida.

SECTION 6. THE CLOSING

The closing (the “Closing”) shall take place contemporaneous with the execution of this Agreement, or at such other time and place as is mutually agreed upon by DynEco, Dynamic and the Shareholders, following satisfaction or waiver of all conditions precedent to Closing. At the Closing, (a) DynEco shall execute and deliver such documents, instruments and other information as may reasonably be necessary to confirm its compliance with the terms and conditions of this Agreement and consummate the Exchange and the other transactions and agreements contemplated hereby, (b) Dynamic shall execute and deliver such documents, instruments and other information as may reasonably be necessary to confirm its compliance with the terms and conditions of this Agreement and consummate the Exchange and the other transactions and agreements contemplated hereby and (c) each of the Shareholders shall execute and deliver such documents, instruments and other information as may reasonably be necessary to confirm its compliance with the terms and conditions of this Agreement and consummate the Exchange and the other transactions and agreements contemplated hereby.

SECTION 7. CONDITIONS PRECEDENT TO CLOSING

7.1         Conditions Precedent to the Obligation of DynEco to Issue the DynEco Shares. The obligation of DynEco to issue the DynEco Shares to the Shareholders and to otherwise consummate the transactions contemplated hereby is subject to the satisfaction, at or before the Closing, of each of the conditions set forth below. These conditions are for DynEco's sole benefit and may be waived by DynEco at any time in its sole discretion.

(a)           Accuracy of Dynamic’s and the Shareholders’ Representations and Warranties. The representations and warranties of Dynamic and the Shareholders shall be true and correct in all material respects as of the date when made and as of the Closing, as though made at that time.

(b)           Performance by Dynamic and the Shareholders. Dynamic and the Shareholders shall have performed all agreements and satisfied all conditions required to be performed or satisfied by them at or prior to the Closing, including without limitation, its obligations under Section 5.2 hereof.

(c)           Third Party Consents. All consents necessary for consummation of the Exchange and the transactions contemplated hereby shall have been received.

(d)           No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

(e)           No Material Adverse Changes. Dynamic shall have suffered no Dynamic Material Adverse Effect.

(f)           Restructure of Indebtedness. DynEco shall have restructured its debt obligations to Alpha Capital Aktiengesselschaft, JM Investors and related finders, in the original principal amount of $327,000, upon terms and conditions reasonably satisfactory to DynEco and Dynamic.

(g)           Tender of Dynamic Shares and Investment Letters. The Shareholders shall have tendered certificates evidencing the Dynamic Shares, duly endorsed for transfer to DynEco, accompanied by duly executed Investment Letters executed by each of the Shareholders.

(h)           Due Diligence Review. DynEco shall have completed its due diligence review of Dynamic to its reasonable satisfaction.

(i)            Exchange Act Information, Dynamic shall have delivered to DynEco such information about its business operations and plans, and its management and ownership as may be necessary in order for DynEco to comply with its reporting obligations under the Exchange Act.

(j)            Miscellaneous. Dynamic and the Shareholders shall have delivered to DynEco such other documents relating to the transactions contemplated by this Agreement as DynEco may reasonably request.

7.2          Conditions Precedent to the Obligation of the Shareholders to Exchange Dynamic Shares. The obligation of the Shareholders to exchange their Dynamic Shares for the DynEco Shares and to otherwise consummate the transactions contemplated hereby is subject to the satisfaction, at or before the Closing, of each of the conditions set forth below. These conditions are for the Shareholders’ sole benefit and may be waived by Dynamic at any time in its sole discretion.

(a)           Accuracy of DynEco's Representations and Warranties. The representations and warranties of DynEco shall be true and correct in all material respects as of the date when made and as of the Closing, as though made at that time.

(b)           Performance by DynEco. DynEco shall have performed all agreements and satisfied all conditions required to be performed or satisfied by it at or prior to the Closing.

(c)           Third Party Consents. All consents necessary for consummation of the Exchange and the transactions contemplated hereby shall have been received.

(d)           No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

(e)           No Material Adverse Changes. DynEco shall have suffered no DynEco Material Adverse Effect.

(f)           Restrucutre of Indebtedness. DynEco shall have restructured its debt obligations to Alpha Capital Aktiengesselschaft, JM Investors and related finders, in the original principal amount of $327,000, upon terms and conditions reasonably satisfactory to Dynamic.

(g)           Agreements with Dr. Edwards. (i) The Employment Agreement dated as of January 1, 2004 by and between DynEco and Thomas C. Edwards, and all other employment agreements between DynEco and Dr. Edwards shall have been terminated, all without further obligation to either party, (ii) .Dr. Edwards shall have waived all accrued and/or deferred salary and other compensation owned by DynEco to Dr. Edwards up to and including the date of Closing, (iii) Dr. Edwards shall have assigned and transferred to DynEco, all of Dr. Edwards’ right, title and interest in and to that certain Exclusive Patent And Know-How License Agreement effective January 1, 2004 as same may have been amended from time to time (the “Patent Agreement”), (iv) DynEco shall have waived all of its right, title and interest in and to any intellectual property developed or created by Dr. Edwards during the term of his employment by DynEco other than the intellectual property that is the subject of the Patent Agreement, (v) DynEco shall assign to Dr. Edwards or his designee, of all of its right, title and interest in and to the lease covering DynEco’s facilities at 564 International Place, Rockledge, Florida, and Dr. Edwards shall assume all of DynEco’s obligations under such lease and (e) DynEco shall assign to Dr. Edwards or his designee, of all of its right, title and interest in and to the furniture, fixtures and equipment located at DynEco’s current facilities at 564 International Place, Rockledge, Florida, and Dr. Edwards shall assume all of DynEco’s obligations relating to such furniture, fixtures and equipment.

(h)           Resignations. Subject to Section 5.5(g) of this Agreement, the officers and directors of DynEco shall have delivered their resignations as such, and, effective at the Closing, until otherwise determined by the directors and shareholders of DynEco in accordance with applicable law, the officers and directors of DynEco shall be as follows:

Daniel G. Brandano	President and Director
Thomas W. Busch	Vice President, Treasurer and Director
Robert A.G. LeVine	Secretary and Director
Leonard Sculler	Director

(i)            Exchange Act Compliance. DynEco shall have satisfied all of its periodic reporting requirements with the SEC through the date of the Closing, and DynEco shall have delivered to Dynamic all necessary materials, financial and otherwise in order to continue and maintain accurate records and timely filings with the SEC.

(j)            Due Diligence Review. Dynamic and the Shareholders shall have completed their due diligence review of DynEco to their reasonable satisfaction.

(k)           Miscellaneous. DynEco shall have delivered to the Shareholders such other documents relating to the transactions contemplated by this Agreement as the Shareholders may reasonably request.

SECTION 8. SURVIVAL OF REPRESENTATIONS AND WARRANTIES OF DYNECO

Notwithstanding any right of Dynamic and the Shareholders fully to investigate the affairs of DynEco, Dynamic and the Shareholders shall have the right to rely fully upon the representations, warranties, covenants and agreements of DynEco contained in this Agreement or in any document delivered by DynEco or any of its representatives, in connection with the transactions contemplated by this Agreement. All such representations, warranties, covenants and agreements shall survive the execution and delivery hereof and the Closing hereunder for 12 months following the Closing.

SECTION 9. SURVIVAL OF REPRESENTATIONS AND WARRANTIES OF DYNAMIC

AND THE SHAREHOLDERS

Notwithstanding any right of DynEco fully to investigate the affairs of Dynamic, DynEco has the right to rely fully upon the representations, warranties, covenants and agreements of Dynamic and the Shareholders contained in this Agreement or in any document delivered to DynEco by Dynamic, the Shareholders or any of their respective representatives, in connection with the transactions contemplated by this Agreement. All such representations, warranties, covenants and agreements shall survive the execution and delivery hereof and the Closing hereunder for 12 months following the Closing.

SECTION 10. INDEMNIFICATION

10.1        Obligation of DynEco to Indemnify. Subject to the limitations on the survival of representations and warranties contained in Section 8, DynEco hereby agrees to indemnify, defend and hold harmless the Shareholders and Dynamic, to the extent provided for herein, from and against any losses, liabilities, damages, deficiencies, costs or expenses (including interest, penalties and reasonable attorneys’ fees and disbursements) (a “Loss”) based upon, arising out of, or otherwise due to any inaccuracy in or any breach of any representation, warranty, covenant or agreement of DynEco contained in this Agreement or in any document or other writing delivered pursuant to this Agreement.

10.2        Obligation of the Dynamic and the Shareholders to Indemnify. Subject to the limitations on the survival of representations and warranties contained in Section 9, Dynamic and the Shareholders agree to indemnify, defend and hold harmless DynEco to the extent provided for herein from and against any Loss based upon, arising out of, or otherwise due to any inaccuracy in or any breach of any representation, warranty, covenant or agreement made by any of them and contained in this Agreement or in any document or other writing delivered pursuant to this Agreement; provided however, that the liability for indemnification by each of the Shareholders shall be limited to a breach of any of its representations or warranties contained in Section 2 of this Agreement.

SECTION 11. MISCELLANEOUS

11.1        Waivers. The waiver of a breach of this Agreement or the failure of any party hereto to exercise any right under this Agreement shall in no event constitute a waiver as to any future breach whether similar or dissimilar in nature or as to the exercise of any further right under this Agreement.

11.2        Amendment. This Agreement may be amended or modified only by an instrument of equal formality signed by the parties or the duly authorized representatives of the respective parties.

11.3	Assignment. This Agreement is not assignable except by operation of law.

11.4        Notices. Until otherwise specified in writing, the mailing addresses of both parties of this Agreement shall be as follows:

DynEco:	DynEco Corporation
c/o Steven Sanders

7865 Amethyst Lake Pt.

Lake Worth, FL 33467

Facsimile No.: (561) 964-6849

With a copy to:	Steven I. Weinberger, Esq.
Schneider Weinberger & Beilly LLP
2200 Corporate Blvd. NW, Suite 210
Boca Raton, FL 33431
Facsimile No.: (561) 362-9612

Dynamic:	Dynamic Leisure Group, Inc.

2203 N. Lois Avenue, Suite 904

Tampa, FL 33611

Facsimile No.: (727) 864-1010

The Shareholders:	Per Exhibit A

In each case, with
a copy to:	Robert A. G. LeVine, Esq.
6015 Benjamin Road, Suite 312
Tampa, FL 33634
Facsimile No.: (813) 221-8013

The addresses and numbers provided for copies are for the convenience of the parties, but shall not constitute notice to the parties. Any notice or statement given under this Agreement shall be sent by reputable overnight courier service, facsimile transmission or United States Mail to their addresses or facsimile numbers set forth above or at such other address or number as may be furnished in writing in accordance with the notice provisions hereof. Notice shall be deemed to have been given (a) on the date of delivery if sent by courier service, (b) on the date reflected on printed proof of transmission if sent by facsimile transmission or (c) three days following the date deposited in the United States Mail.

11.5        Governing Law; Venue. This Agreement shall be governed and construed in accordance with the laws of the State of Florida, without regard to the conflicts of law provisions thereof. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the Counties of Palm Beach and Hillsborough, State of Florida, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such courts, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party also agrees to an automatic extension of ten (10) days to respond to any such suit. If any provision of this agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this agreement in that jurisdiction or the validity or enforceability of any provision of this agreement in any other jurisdiction. EACH PARTY HERETO IRREVOCABLY WAIVES ANY RIGHT TO TRIAL BY JURY.

11.6        Publicity. No publicity release or announcement concerning this Agreement or the transactions contemplated hereby shall be issued by either party hereto at any time from the signing hereof without advance approval in writing of the form and substance thereof by the other party.

11.7        Entire Agreement. This Agreement (including the Exhibits and Schedules hereto) and the collateral agreements executed in connection with the consummation of the transactions contemplated herein contain the entire agreement among the parties with respect to the Exchange and related transactions, and supersede all prior agreements, written or oral, with respect thereto.

11.8        Headings; Gender. The headings in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement. Use of the masculine gender shall include the feminine and neuter, as the context shall require.

11.9        Severability of Provisions. The invalidity or unenforceability of any term, phrase, clause, paragraph, restriction, covenant, agreement or other provision of this Agreement shall in no way affect the validity or enforcement of any other provision or any part thereof.

11.10      Counterparts. This Agreement may be executed in any number of counterparts, each of which, when so executed, shall constitute an original copy hereof, but all of which together shall consider but one and the same document.

                IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

DYNECO CORPORATION

By:/s/ Dr. Thomas C. Edwards
Name: Dr. Thomas C. Edwards
Title: President

DYNAMIC LEISURE GROUP, INC.

By: /s/ Daniel G. Brandano
Name: Daniel G. Brandano
Title: President

SHAREHOLDERS:

/s/ Daniel G. Brandano
Signature

STREET VENTURE PARTNERS, LLC

By:	/s/ Daniel G. Brandano
Signature

CLAUDALE LTD.

By:	/s/ Rosanna Duran
Signature

DIVERSIFIED ACQUISITION TRUST

By:	Warren Baker, Trustee

GRQ CONSULTANTS, INC.

By:	/s/ Barry Honig
Signature

MBN CONSULTING, LLC

By:	/s/ Steven Sanders, Manager

/s/ Thomas W. Busch

/s/ Brian Brandano

/s/ Robert A. G. LeVine

EXHIBIT A

SHAREHOLDERS OF DYNAMIC LEISURE GROUP, INC.

EXCHANGE WITH DYNECO CORPORATION

Name and Address of Dynamic Shareholder	Number of Shares of Dynamic to be Exchanged	Number of Shares of DynEco to be Issued

Daniel G. Brandano 336 4th Avenue North Tierra Verde, FL 33715-1727 Facsimile:	750,000	25,000
Street Ventures Partners, LLC 336 4th Avenue North Tierra Verde, FL 33715-1727 Facsimile:	960,000	32,000
Claudale Ltd. c/o T&T Management 28 Irish Town Gibraltor Facsimile:	624,000	20,800
Thomas W. Busch 11618 Tavernay Parkway Charlotte, NC 28262 Facsimile:	780,000	26,000
Robert A. G. LeVine 5809 S. 2nd Street Tampa, FL 33611 Facsimile:	240,000	8,000
Brian Brandano _____________ _____________ Facsimile:	300,000	10,000
Diversified Acquisition Trust Warren Baker, Trustee 300 Chestnut Street, Suite 200 Needham, MA 02492 Facsimile:	1,716,000	57,200
GRQ Consultants, Inc. 595 S. Federal Highway, Suite 600 Boca Raton, FL 33432 Facsimile:	360,000	12,000
MBN Consulting, LLC 7865 Amethyst Lake Pt. Lake Worth, FL 33467 Facsimile:	180,000	6,000
	5,910,000	197,000
TOTAL

EXHIBIT B

INVESTMENT LETTER

DynEco Corporation

564 International Place

Rockledge, Florida 32955

In connection with and as partial consideration for the receipt by the undersigned, from DYNECO CORPORATION, a Florida corporation (“Company”), pursuant to the terms and conditions of the Stock Exchange Agreement dated January _, 2006 to which the undersigned is a party (the “Agreement”), of the DynEco Shares (as such term is defined in the Agreement), the undersigned hereby represents, warrants, covenants and agrees as set forth below.

1.           Purchase Entirely for Own Account. The DynEco Shares are being acquired for investment purposes only, for the Undersigned’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and the undersigned has no present intention of selling, granting any participation in, or otherwise distributing the DynEco Shares or any portion thereof. Further, the undersigned does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to all or any portion of the DynEco Shares.

2.          No Securities Act Registration. The undersigned understands that the DynEco Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), by reason of a specific exemption or specific exemptions from the registration provisions of the Securities Act which depend upon, among other things, the bona fide nature of The undersigned’ investment intent as expressed herein.

3.           Restricted Securities. The undersigned acknowledges that, unless the undersigned has been advised by the Company that a current registration statement is in effect covering the resale of the DynEco Shares, because the DynEco Shares have not been registered under the Securities Act, the DynEco Shares must be held by the undersigned indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available. The undersigned is aware of the provision of Rule 144 promulgated under the Securities Act that permits the limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, the satisfaction of having held the DynEco Shares for a certain duration of time, the availability of certain current public information about the Company, the sale being through a “broker’s transaction” [as provided by Rule 144(f)), and the volume of shares sold not exceeding specified limitations (unless the sale is within the requirements of Rule 144(k)].

4.            Accredited and Sophisticated Investor. The undersigned: (a) is an accredited investor as defined in Rule 501(a) of Regulation D of the Securities and Exchange Commission; or, (b)(i) either alone or with the undersigned’s professional advisor or advisors, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of acquiring the DynEco Shares, and (c) is able to bear the economic risk of the investment in the DynEco Shares, including a complete loss of the investment.

5.           Opportunity to Ask Questions. The undersigned has had an opportunity to ask questions of and receive answers from the DynEco or its representatives concerning the terms of the undersigned’ investment in the DynEco Shares, all such questions have been answered to the full satisfaction of the undersigned, and the undersigned has had the opportunity to request and obtain any additional information the undersigned deemed necessary to verify or supplement the information contained therein. The undersigned has reviewed and understands the disclosure provided in DynEco’s SEC Reports (as such term is defined in the Agreement).

6.           Investment Risks. The undersigned recognizes that an investment in the DynEco Shares involves substantial risks, and is fully aware of and understands all of the risk factors related to the acquisition of the DynEco Shares. The undersigned has determined that the acquisition of the DynEco Shares is consistent with the undersigned’s investment objectives. The undersigned is able to bear the economic risks of an investment in the DynEco Shares, and at the present time could afford a complete loss of such investment.

7.          Limitation on Manner of Offering. The DynEco Shares were not offered to the undersigned by any means of general solicitation or general advertising.

8.           Tax and Other Matters. The undersigned is not relying on DynEco with respect to tax and other economic considerations involved in the acquisition of the DynEco Shares. The undersigned has carefully considered and has, to the extent the undersigned believes such discussion necessary, discussed with the undersigned’ professional, legal, tax, accounting and financial advisors the suitability of an investment in the DynEco Shares for the undersigned’s particular tax and financial situation and the undersigned has determined that the DynEco Shares are a suitable investment for him.

9.          Restrictive Legends. The undersigned understands that the DynEco Shares shall bear one or more of the following restrictive legends:

(a)

“THESE SECURITIES HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) OR THE SECURITIES LAWS OF ANY STATE. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY TO THE EFFECT THAT SUCH REGISTRATION AND QUALIFICATION UNDER THE ACT AND SUCH LAWS IS NOT REQUIRED”

(b)	Any legend required by applicable state law.

10.        Successors. The representations and warranties contained herein shall be binding upon the heirs, executors, administrators, personal representatives and other successors of the undersigned and shall inure to the benefit of and be enforceable by DynEco.

11.         Address. The address, telephone number and facsimile number set forth at the end of this letter are the undersigned’s true and correct address.

12.         Counsel. The undersigned has had the opportunity to discuss this letter and the Agreement with counsel of its selection and the undersigned has availed itself of the opportunity to do so to the extent he desires. The undersigned is not relying upon the advice of DynEco or counsel to DynEco to advise the undersigned in connection with the risks and merits of consummating the transactions contemplated by the Agreement.

SHAREHOLDER

________________________________
(Signature)

Address:	_______________________
_______________________
_______________________
Telephone:	_______________________

Social Security Number_______________

EXHIBIT C

FORM OF

STATEMENT OF DESIGNATIONS

FOR SERIES A PREFERRED STOCK

OF

DYNECO CORPORATION

[Under Section 302A.401(3) of the Minnesota Business Corporation Act]

The undersigned, being the President of DYNECO CORPORATION., a corporation organized and existing under and by virtue of the Minnesota Business Corporation Act (the "Corporation"), and being duly authorized to do so, does hereby certify that the following resolutions were duly adopted by the Board of Directors of the Corporation as required by Section 302A.401(3) of the Minnesota Business Corporation Act:

RESOLVED, that by virtue of the authority contained in the Articles of Incorporation of the Corporation, the Corporation has authority to issue 20,000,000 shares of $.01 par value per share preferred stock, the designation and amount thereof and series, together with the powers, preferences, rights, qualifications, limitations or restrictions thereof, to be determined by the Board of Directors pursuant to the applicable laws of the State of Minnesota.

RESOLVED, that pursuant to the authority granted to the Board of Directors under the Articles of Incorporation, there is hereby created a series of preferred stock, to be denominated as the Corporation’s Series A preferred stock, consisting of 350,000 shares of preferred stock, $.01 par value per share, having the rights, preferences, privileges, powers and limitations set forth below.

RESOLVED, that of the 20,000,000 shares of preferred stock, par value $.01 per share, authorized pursuant to the Articles of Incorporation, as amended, 350,000 of such shares are hereby designated as “Series A Preferred Stock.” The powers, designations, preferences, rights, privileges, qualifications, limitations and restrictions applicable to the Series A Preferred Stock are as follows:

A.           Designation. There is hereby designated a series of Preferred Stock denominated as “Series A Preferred Stock,” consisting of 350,000 shares, $.01 par value per share, having the powers, preferences, rights and limitations herein set forth.

B.           Liquidation Rights. The holders of the Series A Preferred Stock shall have liquidation rights pari passu with holders of the Corporation’s Common Stock.

C.           Conversion. Each share of Series A Preferred Stock shall automatically be converted, without further action or consent of the holders of the Series A Preferred Stock, into shares of the Corporation’s Common Stock, at the rate of 1,000 shares of Common Stock for each share of Series A Preferred Stock, at such time as the Corporation’s Articles of Incorporation have been amended to authorize the issuance of a number of shares of Common Stock sufficient to permit the shares of Series A Preferred Stock to be converted pursuant to this provision to be so converted.

D.           Voting Rights. The holders of the Series A Preferred Stock (a) shall be entitled to notice of all matters submitted to a vote of holders of the Corporation’s Common Stock, in the same manner as such notice is provided to holders of the Common Stock, (b) shall vote as a group with holders of the Corporation’s Common Stock on all matters submitted to a vote of the Corporation’s shareholders and (c) shall be entitled to 1,000 votes per share of Series A Preferred Stock on any and all matters brought to a vote of the Corporation’s shareholders. Except as otherwise set forth herein, holders of Series A Preferred Stock shall have not have class voting rights on any matter.

E.           Protective Provisions. So long as shares of Series A Preferred Stock are outstanding, the Corporation shall not, without first obtaining the approval of the holders of at least a majority of the then outstanding shares of Series A Preferred Stock:

•	Alter or change the rights, preferences or privileges of the shares of Series A Preferred Stock so as to affect adversely the Series A Preferred Stock; or

•

Do any act or thing not authorized or contemplated by this Designation which would result in taxation of the holders of shares of the Series A Preferred Stock under Section 305 of the Internal Revenue Code of 1986, as amended (or any comparable provision of the Internal Revenue Code as hereafter from time to time amended).

F.            Redemption of Series A Preferred Stock. The holders of the Series A Preferred Stock shall have redemption rights pari passu with holders of the Corporation’s Common Stock.

G.           Dividends. The holders of the Series A Preferred Stock shall have dividend rights pari passu with holders of the Corporation’s Common Stock.

H.           Preferences. Subject to the provisions of the Series A Preferred Stock set forth herein, nothing herein shall be construed to prevent the Board of Directors of the Corporation from issuing one or more series of preferred stock with such preferences as may be determined by the Board of Directors, in its discretion.

I.             Amendments. Subject to Section E above, the designation, number of, and voting powers, designations, preferences, limitations, restrictions and relative rights of the Series A Preferred Stock may be amended by a resolution of the Board of Directors.

The foregoing resolutions and amendment were duly adopted by the Board of Directors of the Corporation by Unanimous Written Consent in Lieu of Meeting dated January __, 2006.

IN WITNESS WHEREOF, the undersigned, being the President of the Corporation has executed this Statement of Designations as of January __, 2006.

DYNECO CORPORATION

By:	__________________________

Dr. Thomas C. Edwards

President

EXHIBIT D

SCHEDULE OF INDEBTEDNESS OF DYNECO CORPORATION

SCHEDULE E

SCHEDULE OF CONVERTIBLE NOTES, WARRANTS AND OPTIONS OF DYNAMIC